SCHEDULE 14A
                               (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.      )

Filed by the registrant [x]
Filed by a party other than the registrant [  ]
Check the appropriate box:
[  ] Preliminary proxy statement
[  ] Confidential, for use of the commission only (as permitted by
     Rule 14a-6(e)(2))
[x] Definitive proxy statement
[  ] Definitive additional materials
[  ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

 Alternate Marketing Networks, Inc. (formerly Alternate Postal Delivery, Inc.)
                     (Name of Registrant as Specified in Its Charter)

 Alternate Marketing Networks, Inc. (formerly Alternate Postal Delivery, Inc.)
                        (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

  [x] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (*)
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1) Amount previously paid:
      (2) Form, schedule or registration statement no.:
      (3) Filing party:
      (4) Date filed:
(*) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           ALTERNATE MARKETING NETWORKS, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 10, 2000, hereby appoints Phillip D. Miller as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Alternate Marketing Networks, Inc. to be held on Thursday May 11, 2000 at 11:00 a.m. at 2 Park Avenue (between 32nd and 33rd Streets), 8th Floor, New York, New York 10016, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.    Election of Directors duly nominated:

       Phillip D. Miller, Stan Henry, Louis Sito, John McKeon, and Thomas Hiatt

       [  ]  FOR     [  ] WITHHELD FOR ALL    [  ] WITHHELD FOR THE FOLLOWING
                                                   ONLY:(Write the nominee's
                                                         name in space below):

2. Approval of voting rights for shares of Common Stock of the Company which may be acquired by The Times Mirror Company and/or its successors ("TMC"), and which could result in TMC's ownership of more than 20% and not more than 45% of the Company.

                  [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. Amendment of the Company's Restated Articles of Incorporation to change the name of the Company from Alternate Marketing Networks, Inc. to a name, to be determined by the Board of Directors, which better reflects the Company's future direction.

                  [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

4. Amendment of the Company's Restated Articles of Incorporation to increase the authorized Common Stock from 8,000,000 shares to 14,000,000 shares.

                  [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

5. Approval of an increase in the number of shares authorized for issuance under the 1995 Long-Term Incentive and Stock Option Plan from 400,000 shares to 500,000 shares.

                   [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

6. Approval of an increase in the number of shares authorized for issuance under the 1995 Outside Directors and Advisors Stock Option Plan from 50,000 to 75,000 shares.

                    [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

7. Ratification of appointment of PricewaterhouseCoopers, LLP as the independent auditors of the Company for the year ending December 31, 2000.

                    [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

8. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

                                 [ ] GRANTED   [ ] WITHHELD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSAL 2, 3, 4, 5, 6, and 7 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:___________________                  __________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.

I WILL_____ WILL NOT_____ BE ATTENDING THE ANNUAL MEETING.


                          ALTERNATE MARKETING NETWORKS, INC.
                               One Ionia SW, Suite 300
                                Grand Rapids, MI 49503
                                    (616) 235-0698


April 10, 2000



Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 11:00 a.m., on Thursday, May 11, 2000, at 2 Park Avenue (between 32nd and 33rd Streets), 8th Floor, New York, New York 10016.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                     Very truly yours,

                                     /s/ Phillip D. Miller

                                     Phillip D. Miller
                                     Chairman and Chief Executive Officer


                          ALTERNATE MARKETING NETWORKS, INC.
                                One Ionia SW, Suite 300
                                 Grand Rapids, MI 49503
                                      (616) 235-0698

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD MAY 11, 2000

To the Shareholders of Alternate Marketing Networks, Inc.:

     The Annual Meeting of Shareholders of Alternate Marketing Networks, Inc. (the "Company) will be held on Thursday, May 11, 2000, at 11:00 a.m., at 2 Park Avenue (between 32nd and 33rd Streets), 8th Floor, New York, New York 10016 for the following purposes:

(1) To set the number of Directors of the company at five and to elect five Directors.

(2) To approve voting rights for shares of Common Stock of the Company which may be acquired by The Times Mirror Company and/or its successors ("TMC") and which could result in TMC's ownership of more than 20% and not more than 45% of the Company.

(3) To amend the Company's Restated Articles of Incorporation to change the name of the Company from Alternate Marketing Networks, Inc. to a name, to be determined by the Board of Directors, which better reflects the Company's future direction.

(4) To amend the Company's Restated Articles of Incorporation to increase the authorized Common Stock from 8,000,000 shares to 14,000,000 shares.

(5) To approve an increase in the number of shares authorized for issuance under the 1995 Long-Term Incentive and Stock Option Plan from 400,000 shares to 500,000 shares.

(6) To approve an increase in the number of shares authorized for issuance under the 1995 Outside Directors and Advisors Stock Option Plan from 50,000 to 75,000 shares.

(7) To approve the appointment of PricewaterhouseCoopers, LLP, as independent auditors for the Company for the fiscal year ending December 31, 2000.

(8)    To act upon such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 27, 2000 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                By Order of the Board of Directors

                                /s/ Sandra J. Smith

                                Sandra J. Smith, Secretary
April 10, 2000


                                    TABLE OF CONTENTS

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

RECORD DATE AND VOTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

BOARD RECOMMENDATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT  . . . . . . . . . . . . . 6

PROPOSAL 1: ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . 9

MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

PROPOSAL 2: VOTING RIGHTS FOR TMC . . . . . . . . . . . . . . . . . . . . .  16

PROPOSAL 3: CHANGE OF COMPANY NAME  . . . . . . . . . . . . . . . . . . . .  18

PROPOSAL 4: INCREASE IN AUTHORIZED CAPITAL STOCK  . . . . . . . . . . . . .  18

PROPOSAL 5: INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
UNDER 1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN  . . . . . . . . . . .  19

PROPOSAL 6: INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
UNDER 1995 OUTSIDE DIRECTORS AND ADVISORS PLAN  . . . . . . . . . . . . . .  22

MARKET VALUE AND RESALE OF OPTION SHARES  . . . . . . . . . . . . . . . . .  24

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE . . . . . . . . . .  24

INDEMNIFICATION OF DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . .  25

CERTAIN TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

PROPOSAL 7: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS . . . . . .  26

PROPOSALS FOR FISCAL 2000 ANNUAL MEETING  . . . . . . . . . . . . . . . . .  26


APPENDIX A.     Acquiring Person Statement of The Times Mirror Company under
Michigan Statute 450.1795.


                          ALTERNATE MARKETING NETWORKS, INC.
                                One Ionia SW, Suite 300
                                Grand Rapids, MI 49503
                                    (616) 235-0698

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                TO BE HELD MAY 11, 2000

                                  GENERAL INFORMATION

     This proxy statement is furnished to shareholders by the Board of Directors of Alternate Marketing Networks, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on Thursday, May 11, 2000, to be held at 2 Park Avenue (between 32nd and 33rd Streets), 8th Floor, New York, New York 10016, at 11:00 a.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the Notice. The Board of Directors is not currently aware of any other matters which will come before the meeting.

     Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting in accordance with the recommendations of the Board (see BOARD RECOMMENDATIONS) and in the discretion of the proxy holder as to any other business which properly comes before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about April 10, 2000.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, is enclosed herewith but is not considered a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of December 31, 1999.

     The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

                              RECORD DATE AND VOTING

     The Board of Directors has fixed March 27, 2000, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 4,122,993 shares of Common Stock, no par value, which is the only outstanding class of stock of the Company. Each share is entitled to one vote on each proposal to be presented to the meeting. There is no right of cumulative voting.
Amendment of the Incentive Plan, amendment of the Advisors Plan, and amendment of the Restated Articles of Incorporation each require the affirmative votes of a majority vote of the shares issued and outstanding. Approval of voting rights for the TMC shares requires the affirmative vote of a majority of both
(i) all shares issued and outstanding and (ii) all such shares excluding "interested shares" (See discussion under Proposal 2). The election of directors is by plurality vote (i.e., in the event of more nominees than positions, the five nominees receiving the highest numbers of vote would be elected).

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions on any matter (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" i.e., shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker does not have discretionary authority to vote the shares on that matter will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

                              BOARD RECOMMENDATIONS

     The Board of Directors recommends a vote (a) FOR election of each nominee for director named herein; (b) FOR the election to the Board of Directors of each nominee named in this proxy statement and on the enclosed proxy card; (c) FOR allowing voting rights to shares of the Company's Common Stock that may be acquired by The Times Mirror Company ("TMC") ; (d) FOR amendment of the Company's Restated Articles of Incorporation to change the name of the Company, (e) FOR the amendment to the Company's Restated Articles of Incorporation to increase the authorized common stock, no par value, from 8,000,000 shares to 14,000,000 shares; (f) FOR the increase in the number of shares authorized to be issued to the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"); (g) FOR the increase in the number of shares authorized to be issued pursuant to the 1995 outside Directors and Advisors Stock Option Plan (the "Directors Plan") and (h) FOR the appointment of PricewaterhouseCoopers, LLP as independent auditors.

                PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 20, 2000 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each nominee for election as director; (iv) each of the Named Executive Officers (as defined under MANAGEMENT - Executive Compensation and Employment Agreements), and (v) all current executive officers and current directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of March 20, 2000 also includes the number of shares which such person has the right to acquire through the exercise of options on March 20, 2000 or within 60 days after March 20, 2000.

                                   Number of
Name and Address                  Shares Owned          Percentage
Phillip D. Miller                798,593 (1)(2)           19.25%
One Ionia S.W., Suite 300
Grand Rapids, MI 49503

Stan Henry                       818,593 (2)(3)           19.78%
425 Smith Street
Farmingdale, NY 11735

The Krieger Group                639,621 (4)(5)           15.43%
P.O. Box 7787
Princeton, NJ 08543

Thomas Hiatt                     352,052 (6)               8.51%
Middlewest Ventures II, LP
201 N. Illinois Street, Suite 2240
Indianapolis, IN 46204

Louis Sito                         5,000 (7)                 *
20 Fort Salonga Road
Fort Salonga, New York 11768

John McKeon                        5,000 (7)                 *
Times Mirror Square
Los Angeles, CA 90053

Ruth Ann Carroll                 100,000 (1)               2.37%
8 Concord Lane
Westport, CT 06880

David Kroeger                     31,300 (1)                 *
359 Glen Arbor Drive NE
Rockford, MI 49341

Frank O'Connell                   42,000 (1)               1.01%
21120 Highwood
Kildeer, IL 60047

Deborah Armstrong                      0                     *
8 Bote Court
Greenwich, CT 06830

The Times Mirror Company         689,552 (8)              16.72%
One Times Mirror Square
Los Angeles, CA 90053

All current executive          2,842,090 (1)(2)(3)(4)     65.22%
officers and current directors           (5)(6)(7)
as a group (9 persons)

*     Less than one percent (1%).

(1) Includes 25,000 shares for Mr. Miller, 100,000 shares for Ms. Carroll, 30,000 shares for Mr. Kroeger, and 42,000 shares for Mr. O'Connell which may be acquired upon exercise of options granted under the Incentive Plan.

(2) Includes 211,795 shares subject to options granted to The Krieger Group. See Note(5), below.

(3) Includes 353,196 shares held as trustee for the benefit of family members. Includes 15,000 shares which may be purchased upon exercise of options granted under the Directors Plan.

(4) Includes 5,000 shares which may be purchased by Dale B. Krieger, a former director of the Company, upon exercise of an option granted under the Directors Plan and 17,500 shares which may be purchased upon exercise of an option granted under the Incentive Plan.

(5) Shares held of record as follows: (i) shares described in note (4) above, held of record by Dale B. Krieger, a former director of the Company,
      (ii) 496,052 shares held of record by The Krieger Family Limited Partnership, which includes 360,052 shares which may be acquired upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 180,026 shares; (iii) 63,538 shares held of record by Richard
      A. Ruderman, which may be acquired upon exercise of options from Phillip
      D. Miller and Stan Henry, each in the amount of 31,769 shares; (iv)
      22,531 shares held of record by Paula Ruderman and (v) 35,000 shares held in accounts managed by KR Financial, LLC, an investment advisor. Mr. Krieger is the president and chief executive officer of KR Financial, LLC.

(6) Includes all shares held of record by Middlewest Ventures II, LP and 12,500 shares which may be acquired by Middlewest Ventures II, LP upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan. Mr. Hiatt is a general partner of Middlewest Ventures II, LP.

(7) Includes 5,000 shares which may be acquired upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan. Does not include shares held of record by TMC Messrs. Sito and McKeon, who are affiliates of TMC.

(8) Does not include shares held of record by Messrs. McKeon and Sito, who are affiliates of TMC.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the Board of Directors. The current number of members of the Board of Directors is five, consisting of Stan Henry, Phillip D. Miller, Thomas Hiatt, Louis Sito and John McKeon, all of whom are standing for re-election. The directors elected at this Annual Meeting will serve a one-year term expiring upon the election of their successors at the next annual meeting. Messrs. Sito and McKeon were appointed by the Board in connection with the initial investment in the Company by TMC and TMC's purchase of Common Stock held by Edelson Technology Partners II. Messrs. Sito and McKeon fill vacancies created by the resignation of Harry Edelson in November 1999 and by the resignation of Dale Krieger several years ago.
Harry Edelson, the manager of Edelson Technology Partners II, resigned from the Board of the Company following the sale of the partnership's Common Stock to TMC. Messrs. Sito and McKeon serve as representatives of TMC pursuant to the terms of the stock purchase agreement between the Company and TMC, whereby TMC is entitled to nominate two individuals for election to the Board of Directors.

     In the event any nominee is unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     See "MANAGEMENT" for biographical information concerning Mr. Miller, who is an employee of the Company. The following biographical information is furnished with respect to each of the other nominees.

     Stan Henry. Mr. Henry has been a director of the Company since its inception in 1988. Mr. Henry served as the president of This Week Newspapers, Inc. ("This Week"), which publishes a chain of 71 weekly newspapers with circulation of more than one million on Long Island, New York until 1997, when it was sold to Times Mirror. In 1970, Mr. Henry founded Alternate Distribution Systems of America ("ADSA") and served as its president and chief executive officer until 1981 when ADSA became a division of This Week. The ADSA division was sold to Newsday in 1990, the Times-Mirror Company daily newspaper on Long Island, New York. Mr. Henry is also a past president of the Association of Free Community Papers. Mr. Henry is currently the president of WLUX radio.

    Thomas Hiatt. Mr. Hiatt has been a director of the Company since January 12, 1998, when he was elected by the Board to fill the vacancy created by the resignation of Charles L. Rees in August, 1997. Mr. Hiatt is a general partner of Middlewest Management Co., LP, which serves as the general partner of Middlewest Ventures II, LP, a venture capital fund which was a principal shareholder of National Home Delivery, Inc. ("NHD"). NHD was acquired by the Company in 1996. Mr. Hiatt currently serves as a director of several companies, including Bioanalytical Systems, Inc., PackageNet, Inc., PowerWay, Inc. and Fifth Third Bank of Indiana.

     Louis Sito. Mr. Sito has been a director of the Company since November 18, 1999. Mr. Sito is senior vice president of sales, responsible for advertising, circulation and distribution for Newsday, Inc. He is also the president and chief executive officer of DSA Community Publishing, LLC, a wholly owned subsidiary of Newsday, Inc. (which is a wholly owned subsidiary of TMC.)

     John McKeon. Mr. McKeon has been a director of the Company since November 18, 1999. Mr. McKeon is senior vice president of advertising at the Los Angeles Times and vice president at TMC. Mr. McKeon is also a director for the Los Angeles Sports Council.

     The Chairman of the Board of Directors (currently Phillip D. Miller) and the officers of the Company are elected annually by the Board of Directors and serve until their successors are elected and qualified, subject to earlier removal by the Board.

     During the year ended December 31, 1999, the Board of Directors met five times and no director attended less than 75% of the meetings of the Board.

Director Compensation

     Non-employee directors do not receive any cash compensation but, pursuant to Directors Plan, each non-employee director of the Company is granted stock options on an annual basis when elected or re-elected to the Board of Directors. Non-employee directors are reimbursed for expenses in accordance
with Company policy.   Prior to September 30, 1999, the Company also
had a Deferred Compensation Plan for non-employee directors of the Company.
If a non-employee director chose to participate in the Deferred Compensation Plan, payment of fees were deferred, as directed by the participant, and were automatically converted (as a book entry only) to shares of Common Stock, quarterly, based on the fair market value of the Common Stock at conversion. Such fees, when ultimately paid, would be paid in the form of Common Stock. No directors participated in the Deferred Compensation Plan in fiscal 1999 and on September 29, 1999 the Deferred Compensation Plan was terminated.

     See Proposal 6, below for a description of the Directors Plan and discussion of the proposal to increase the number of shares reserved and authorized for issuance under the Directors Plan.

Board Committees

     The Board of Directors has established an Audit Committee and a Compensation/Stock Option Committee. Each of these committees met once during the fiscal year ended December 31, 1999 and all members of each committee attended each meeting.

     The purpose of the Audit Committee is to annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; to review the scope of audits made by the independent public accountants; and to receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected.

     The purpose of the Compensation/Stock Option Committee is to annually review and approve management's overall compensation plan for the Company's executive employees and to administer and interpret the Incentive Plan, described below.

    From January 1, 1999 through November 17, 1999, each of these two committees was composed of the non-employee members of the Board as follows:
Stan Henry, Harry Edelson, and Thomas Hiatt. Effective in November, 1999 with the resignation of Harry Edelson and the election of John McKeon and Louis Sito to the Board of Directors, the committees were comprised as follows:

             Audit Committee            Compensation/Stock Option Committee
                 Stan Henry                          Thomas Hiatt
                 Louis Sito                           John McKeon

                                MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information with respect to each person who, as of March 27, 2000, is a director or executive officer of the Company.

     Name                       Age       Position(s) Held with Company
     Phillip D. Miller          48        Chief Executive Officer and Chairman
     Thomas Hiatt               52        Director
     Louis Sito                 55        Director
     John McKeon                47        Director
     Stan Henry                 61        Director
     Ruth Ann Carroll           57        President
     Sandra J. Smith            41        Secretary, Treasurer, and Chief
                                          Financial Officer
     David Kroeger              32        Senior Vice President of Operations
     Frank O'Connell            57        Vice President

         Phillip D. Miller. Mr. Miller is the founder of the Company and has served as its Chief Executive Officer and as a member of the Board of Directors since inception in 1988. In addition, from inception through December 31, 1998, Mr. Miller served as the Company's President. Mr. Miller resigned as President effective with the appointment of Ruth Ann Carroll to this office on January 1, 1999. Mr. Miller has 25 years experience as an entrepreneur, primarily in the private delivery industry, where he is recognized as a leader and spokesperson. In the course of his career, Mr. Miller has founded and either merged or sold five companies, including Promotional Media Management, American Field Marketing, and Discovery BIDCO (a financial institution in the State of Michigan). Mr. Miller holds an associate degree in business from Grand Rapids Junior College.

     Sandra J. Smith. Ms. Smith has been the Chief Financial Officer of the Company since July 1995. From 1989 until appointment as Chief Financial Officer, Ms. Smith served as the Controller of the Company. From 1987 to 1989, Ms. Smith was Controller of United Delivery Systems, a private delivery firm which was founded and operated by Phillip D. Miller prior to the formation of the Company in 1989. Ms. Smith has been a licensed certified public accountant since 1983. Ms. Smith holds a bachelor of business administration degree from Grand Valley State University.

     David Kroeger. David Kroeger has been Vice President - Alternate Delivery Division of the Company from July 1996 until December 1999 when he was
appointed as Senior Vice President of Operations.   From 1993 through 1996,
Mr. Kroeger held the positions of Director of Operations and Director of Affiliate Relations for the Company. From 1990 through 1993, Mr. Kroeger was Vice President of Operations at ADSet Marketing, Inc. a marketing services and private delivery company. Prior to 1990, Mr. Kroeger held advertising, marketing, circulation and transportation positions with Enterprise Publishing Company and Journal-Star Printing Company. Mr. Kroeger holds a bachelors of business administration/marketing degree from the University of Nebraska.

     Frank O'Connell. Frank O'Connell has been Vice President and Sales Manager - USSPI Division of the Company since March 1996. From 1994 until appointment as Vice President, Mr. O'Connell served as Vice President of Sales for the USSPI Division of National Home Delivery, Inc. From 1979 through 1994, Mr. O'Connell served in various sales positions for U.S. Suburban Press, Inc. Prior to 1979, Mr. O'Connell held sales positions at various companies including Media Networks, Inc., Redbook and Cosmopolitan Magazine. Mr. O'Connell holds a bachelors degree from Southern Illinois University.

     Ruth Ann Carroll. Ruth Ann Carroll was named President of the Company effective January 1, 1999. She served as a Vice President of the Company from December 1997 through December 1998. Prior to December 1997, Ms. Carroll was the General Manager of Neodata, a firm specializing in the management of brand loyalty programs and direct marketing services. From 1979 to 1997, Ms. Carroll served as Executive Vice President/National Sales Manager for Donnelly Marketing, Inc. Ms. Carroll is a graduate of Queens College at the City University of New York.

         See "ELECTION OF DIRECTORS" for biographical information on Messrs. Hiatt, Sito, McKeon, and Henry.

Executive Compensation and Employment Agreements

     The Company has entered into an employment agreement and addendum with Phillip D. Miller, its Chief Executive Officer, which provides for a term of five years expiring in September 2003 at a base salary of $195,000 per year, with an annual increase equal to the then-existing salary multiplied by the average monthly increase in the cost of living index published by the United States Department of Labor for the 12-month period preceding such date. Mr. Miller is also entitled to bonuses up to 30% of his base salary based on attainment of performance criteria specified by the Compensation Committee.
The agreement is terminable without an expressed reason by either Mr. Miller or the Company by three months' prior notice. In addition, the Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties within 30 days after having received a written warning. If the agreement is terminated by the Company without an expressed reason, the Company is required to pay Mr. Miller as severance, within 60 days of the effective termination date, an amount equal to 12 months' base salary at the salary rate then in effect, plus accrued bonuses, if any. In the event of termination of the agreement by Mr. Miller, the Company is required to pay salary accrued through the date of termination, excluding any accrued bonus. The agreement further provides that Mr. Miller shall not, directly or indirectly, for a period of two years after termination (or one year if terminated by the Company without cause), engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company, in the United States. The agreement also provides for disability and life insurance at Company expense. The Company also agrees to pay for the cost of dependent coverage included in the Company's group health insurance plan.

      The Company has entered into an employment agreement with Ruth Ann Carroll which provides for a term of one year expiring on December 31, 2000 at
a base salary of $140,000 per year.   The Company will pay Ms. Carroll a
$15,000 bonus for meeting the 2000 sample revenue budget, an additional $30,000 bonus for meeting the 2000 budget for operating profit, and an additional $15,000 bonus for exceeding the 2000 budget for operating profit by 15% or more. In addition, Ms. Carroll has been granted an incentive stock option for 100,000 shares under the Company's 1995 Incentive Plan. Such option becomes exercisable in installments over four years at prices ranging from $1.04 per share to $4.00 per share. The Company may terminate Ms. Carroll's employment agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties. In addition, the Company may terminate the agreement at any time during its term, without cause, upon giving notice to Ms. Carroll, in which case the Company is obligated to pay four months of salary, plus any accrued vacation and earned bonuses based upon the then current base salary. In the event of termination of the agreement by Ms. Carroll, the Company is required to pay only salary accrued through the date of termination, including any accrued bonus or vacation pay. If the Company enters into an agreement to be acquired, Ms. Carroll is entitled to receive a one-time payment equal to twelve months of her base compensation if she chooses not to remain with the acquiring company.

     The following table sets forth information about all compensation (cash and noncash) awarded to, earned by, or paid to the executive officers named therein (the "Named Executive Officers") pursuant to a plan or contract or otherwise during fiscal years ended December 31, 1999, 1998 and 1997.

                             Summary Compensation Table
                                                       Long Term
                Annual Compensation                    Compensation
    -------------------------------------   ----------------------------------
                            Other Annual
                            Compensation              All Other
Name & Principal   Year Salary  Bonus   Other      Options     Comp.
Position                ($)     ($)      ($)         (#)        ($)

Phillip D. Miller  1999 210,252    *      *           *     15,899(3,4,5)
Chief Executive    1998 206,387    *      *           *      9,672(3,4,5)
Officer            1997 202,404    *      *         25,000  12,675(3,4,5)

Ruth Ann Carroll   1999 140,000 15,000    *           *      7,021(3)(5)
President          1998 131,827    *      *        100,000   4,167(3)
                   1997   1,923    *      *           *        *

David Kroeger      1999  99,758  4,650    *           *        650(5)
Sr Vice President
of Operations

Frank O'Connell    1999  57,000  3,500 127,404(1)   20,000   1,879(5)
Vice President     1998  57,000    *   102,194(1)    5,000   1,269(5)
                   1997  57,000    *    80,314(1)   17,000   1,206(5)

Deborah Armstrong  1999 125,000    *    35,208(1)     *      1,250(5)
Vice President(6)  1998 125,000    *      *           *        577(5)
                   1997  83,546    *      *         30,000       *

*None
(1)sales commissions
(2)reimbursed moving expenses
(3)auto allowance
(4)insurance premiums
(5)401-K employer contributions
(6)No longer an employee as of the date of this Proxy Statement

Summary of Option Grants

                   Individual Option Grants In Last Fiscal Year

     The following table contains information concerning individual grants of stock options under the Incentive Plan to each of the Named Executive Officers during the fiscal year ended December 31, 1999. See Proposal 5 for a description of the Incentive Plan and discussion of the proposed increase in the number of shares authorized and reserved for issuance under the Incentive Plan.

                 Number of
                Securities    Percent of Total
                Underlying    Options Granted     Exercise or
                 Options      to Employees in     Base Price
                Granted(#)      Fiscal Year        ($/Share)  Exp. Date

Name
Frank O'Connell      20,000        100%             $1.39     August 5, 2009


        Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table contains information concerning exercises of stock options during the last fiscal year and the value of options previously granted under the Incentive Plan which were held by the Named Executive Officers at the end of the fiscal year ended December 31, 1999:

                                   Number of Securities   Value of Unexercised
                                  Underlying Unexercised  In-The-Money Options
                 Option Exercises  Options at FY-End (#)       At FY-End ($)
                 ----------------   --------------------  --------------------
                 Shares
              Acquired on  Value
Name           Exercise(#) Realized  Exerc.     Unexerc.   Exerc.   Unexerc.
Phillip D. Miller   None     None     25,000     None        (1)      N/A
Frank O'Connell     None     None     17,000    25,000       (1)    $13,356
Deborah Armstrong(2)None     None     30,000     None        (1)      N/A
Ruth Ann Carroll    None     None     32,500    67,500    $ 6,458   $ 6,458
David Kroeger       None     None     10,000     5,000       (1)    $ 2,153

(1) Exercise price per share exceeded market value per share (based on sale price of common stock reported on the Nasdaq SmallCap Market) at the end of the fiscal year.

(2) No longer an employee as of the date of this Proxy Statement.

                               PROPOSAL 2

                          VOTING RIGHTS FOR TMC

     At the Annual Meeting, shareholders will be asked to consider and vote on the following proposed resolution.

     RESOLVED, that pursuant to Section 450.1798 of the Michigan Business Corporation Act (the "Act"), full voting rights are hereby granted to all shares of Common Stock, no par value per share, of Alternate Marketing Networks, Inc. (the "Company") that are, or become, beneficially owned by The Times Mirror Company and/or its successors ("TMC") or over which TMC has or will obtain the right to vote, regardless of whether such shares were or are acquired in a control share acquisition as defined in Sections 450.1790 and
450.1791 of the Act, or otherwise; provided, however, that any shares beneficially acquired by TMC in a transaction subject to Sections 450.1790
450.1799 of the Act in excess of that number of shares which is equal to more than 50% of the shares then outstanding shall be denied voting rights in accordance with such Sections unless such acquisition is exempt or approved as provided in such Sections of the Act."

Background

     Pursuant to Section 450.1790 of the Michigan Business Corporation Act, and related definitions (the "Control Share Acquisition Provisions"), Common Stock acquired in a "control share acquisition" (as defined) that exceeds specified thresholds of voting power, expressed as a fraction of voting power of the Company (i.e., 1/5 or more but less than 1/3, 1/3 or more but less than a majority, or a majority) shall have the same voting rights as other shares only if approved by resolution of the Company's shareholders. As set forth by TMC in its Acquiring Person Statement (attached as Appendix A), TMC may seek to acquire additional shares resulting in ownership between 25% and 45% of the Company. TMC has requested that the Company seek shareholder approval of the above resolution at the Annual Meeting.

     TMC currently owns of record approximately 17% of the Company. These shares were acquired from the Company (350,000 shares) and from Edelson Technology Partners II (339,552 shares) on September 10, 1999. The Company received $1,050,000 from the sale of the shares to TMC, and intends to use these funds for acquisitions and new business development. Under the terms of the Stock Purchase Agreement between the Company and TMC, TMC is entitled to two nominees for election to the Board of Directors. Currently, two TMC affiliates (John McKeon and Louis Sito) hold seats on the Board. In addition, TMC has been granted rights to have the shares of Common Stock purchased by TMC registered for future sale, including three demand rights and two participatory rights. The Company believes that TMC's principal purpose for the investment was and continues to be the development of various strategic alliances and working relationships with the Company.

     TMC and Tribune Company ("Tribune") recently announced the proposed acquisition of TMC by Tribune. Approval of Proposal 2 will grant voting rights to shares which may be acquired or owned by Tribune if the TMC acquisition is consummated.

     Our listing agreement with the Nasdaq Stock Market, Inc. requires shareholder approval of issuance of the Company stock in certain circumstances, including issuances of shares which could result in a change of control and issuance of shares (other than by public offering) in an amount in excess of 20% of shares outstanding before the issuance if the issue price is less than market value. The Company does not intend to issue shares to TMC or Tribune at less than market value. While the Company believes that any transaction with TMC or Tribune would not effect a change in control of the Company, it is intended that approval of Proposal 2 will satisfy the Nasdaq shareholder approval requirement for this purpose.

Vote Required

     Under the Control Share Acquisition Provisions, the proposal being presented to enable TMC to vote all Common Stock that it may acquire must receive the following affirmative votes to be approved:

     (1) The affirmative vote, whether in person or by proxy, of the holders of a majority of all the Common Stock entitled to vote; and

     (2) The affirmative vote, whether in person or by proxy, of the holders of a majority of all Common Stock entitled to vote, excluding "interested shares" as that term is defined in the Michigan statutes.

     "Interested shares" consist of shares owned (1) by the acquiring person (i.e. TMC and its affiliates), (2) by officers of the Company, and (3) by any employee of the Company who is also a director of the Company. As of the record date for the Annual Meeting, 4,122,993 shares were outstanding, and 1,464,945 shares were considered "interested shares." See "Principal Shareholders and Ownership of Management."

     Louis Sito, John McKeon, Thomas Hiatt, and Stan Henry, each of whom is a director and, directly or indirectly, a principal shareholder of the Company, and Phillip D. Miller, who is a director, chief executive officer, and a principal shareholder of the Company, may each be deemed to have a special interest (i.e., an interest in addition to their interests as holders of Common Stock and/or as members of management) in the approval of this Proposal. In particular, Messrs. Sito and McKeon were elected to the Board of Directors in connection with TMC's initial investment in the Company and serve on the Board as representatives of TMC; and, if this Proposal is approved, and if TMC purchases additional shares, such shares could be purchased in whole or in part from Messrs. Hiatt, Henry and Miller. Such acquisition(s), if any, would be separately negotiated between TMC and the seller and would not involve the Company.

                                PROPOSAL 3

                          CHANGE OF COMPANY NAME

     The Board of Directors believes that a change of the name of the Company is desirable to appropriately reflect the Company's evolution as a marketing services company. However, the Board has not yet selected a name which meets its criteria. Approval of this Proposal will authorize the Board to select a name which better identifies the Company as a multi-service marketing organization, and to file an amendment to the Company's Restated Articles of Incorporation to effect this change.

                                PROPOSAL 4

                   INCREASE IN AUTHORIZED CAPITAL STOCK

     The Board has approved, subject to shareholder approval, an amendment of the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, no par value ("Common Stock"), from 8,000,000 to 14,000,000. As of December 31, 1999, 4,082,177 shares of Common
Stock were issued and outstanding and 744,875 shares were reserved for issuance under the Company's Incentive Plan, Directors Plan, and outstanding warrants. If the shareholders approve the proposed increases in the numbers of shares to be reserved and authorized for issuance under the Incentive Plan (Proposal 5) and the Directors Plan (Proposal 6), the number of shares reserved for issuance will increase to 869,875.

     The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock without the expense and delay of a special shareholders' meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board will have the authority to issue authorized Common Stock for such purposes and for such consideration as the Board of Directors may determine to be appropriate without requiring future shareholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders. Issuance of additional shares could also adversely affect the market price of the Company's Common Stock. The holders of Common Stock have no preemptive rights to acquire additional shares which may be issued.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

     The Company currently has no plans to issue additional shares of Common Stock except as contemplated by the Incentive Plan, the Directors Plan, outstanding warrants, and any additional investment by TMC.

                                PROPOSAL 5

                INCREASE IN NUMBER OF SHARES AUTHORIZED FOR
               1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

     Effective July 21,1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"), which provides for the issuance of up to 400,000 shares of the Company's Common Stock. No preferred stock or other securities are authorized for issuance under the Incentive Plan. The Incentive Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     All full-time and part-time employees (including officers and directors) of the Company (and any subsidiaries, including Alternate Postal Direct, Inc., Newspaper Marketing Solutions, Inc., National Home Delivery, Inc. and others, if the Company acquires or forms any additional subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Incentive Plan. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974.

     The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. As of December 31, 1999, approximately 75 people are entitled to participate in the Incentive Plan. As of March 6, 2000, 523,854 options have been granted and 289,200 are outstanding. Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code (the "Code"), or nonqualified options which do not meet the requirements of Section 422. The Incentive Plan is currently administered by the Stock Option Committee. The Incentive Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of option or right granted. Incentive stock options, in order to receive favored tax treatment under the Code, must be exercisable for not more than 10 years and at not less than the fair market value of the Common Stock as of the date of the grant (not more than 5 years and not less than 110% of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. All incentive and nonqualified options outstanding as of March 27, 2000 expire by their terms one month after the optionee ceases to be an employee of the Company (except that other provisions apply in the event of the employee's death or disability).

Proposed Increase in Number of Shares.

     As of December 31, 1999, 299,200 shares reserved under the Incentive Plan were subject to outstanding options and no options granted under the Incentive
Plan had been exercised.   In general, options become exercisable in equal
installments over several years commencing with the first anniversary of grant. However, as of March 27, 2000 options for 100,000 shares granted to an executive officer provide for automatic acceleration of exercisability in the event of a change in control of the Company or other significant corporate transaction.

     The Board anticipates that it will continue to grant options to management employees as part of its incentive program. On September 29, 1999, the Board of Directors of the Company increased the number of shares reserved and authorized for issuance under the Incentive Plan from 400,000 to 500,000, subject to shareholder approval. In order to have sufficient shares available, the Board recommends approval of the increase. As of September 29, 1999, the Board terminated the Outside Directors Deferred Compensation Plan and it is intended that the 42,767 shares remaining unused in that plan will constitute a portion of the increase in shares under the Incentive Plan.

Options Granted from the Incentive Plan.

     The following table sets forth as of December 31, 1999, the number of stock options granted to the individuals or groups indicated:

                                                           Total Options
                                                      Granted and Outstanding
                                                     Under the Incentive Plan

Phillip D. Miller . . . . . . . . . . . . . . . . . . . . . .  25,000
Ruth Ann Carroll  . . . . . . . . . . . . . . . . . . . . . . 100,000
Frank O'Connell   . . . . . . . . . . . . . . . . . . . . . .  42,000
Deborah Armstrong . . . . . . . . . . . . . . . . . . . . . .  30,000
David Kroeger . . . . . . . . . . . . . . . . . . . . . . . .  15,000
All executive officers as a group (7 persons) . . . . . . . . 237,000
All employees as group (excluding executive officers ). . . .  44,700
All directors who are not executive officers as a group (*) . .17,500
Current nominees for election as director as a group  . . . . .  None
Associates of directors, executives, officers, and
director nominees, as a group . . . . . . . . . . . . . . . . .  None
Each other person who has received or is to receive
5% or more of such options or other awards  . . . . . . . . . .  None

*Includes individuals no longer serving in such capacity.

     Tax Rules. The following is a brief summary of the federal income tax rules currently applicable to stock options that may be granted under the Incentive Plan.

     The grant of a NQSO will have no immediate tax consequences to the grantee or to the Company. Upon the exercise of a NQSO, the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the option exercise price. The grantee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the grantee, and the grantee's holding period will commence on the date the shares are transferred.

     Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a NQSO, any difference between the grantee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

     The grant of an ISO will have no immediate tax consequences to the grantee or to the Company. The exercise of an ISO by the payment of cash to the Company will generally have no immediate tax consequences to the grantee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If a grantee holds the shares acquired pursuant to the exercise of an ISO for the required holding period, the grantee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such case, no compensation deduction will be allowable to the Company in connection with the grant or exercise of the ISO or the sale of shares of Common Stock acquired pursuant to such exercise.

     If, however, a grantee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction equal to the excess of the fair market value of the shares of Common Stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price.

     Certain limitations apply to the Company's deduction of compensation payable to the person serving as its chief executive officer or to any of its four other most highly compensated executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year. Income resulting from the exercise of a stock option may be included in calculation of total income for purposes of determining whether the $1 million limit has been exceeded.

                                PROPOSAL 6

                  INCREASE IN NUMBER OF SHARES AUTHORIZED
                 FOR ISSUANCE UNDER 1995 OUTSIDE DIRECTORS
                        AND ADVISORS STOCK OPTION PLAN

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Outside Directors and Advisors Stock Option Plan (the "Directors Plan") which provides for the issuance of up to 50,000 shares of the Company's Common Stock to non-employee members of the Board of Directors and non-employee members of the Company's Advisory Board (which is currently inactive). No preferred stock or other securities are authorized for issuance under the Directors Plan. The Directors Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     Only non-employee members of the Board of Directors of the Company (currently, four persons) and non-employee advisors to the Company (of which there are currently none) are eligible to receive grants under the Directors Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974. The Directors Plan provides for a grant to non-employee directors and advisors of options to purchase 5,000 shares upon initial election to the Board or 1,000 shares upon appointment as an advisor (an "Initial Option") and, in the case of directors, for annual grants thereafter, upon re-election, of options to purchase 2,500 shares (an "Annual Option"). Directors or advisors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "non-qualified" options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Directors Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. As of March 6, 2000, 57,500 options have been granted and 47,500 are outstanding. Initial Options and Annual Options are immediately exercisable for a period of 10 years from the date of grant. Except for the Initial Options currently outstanding, all Initial Options and Annual Options have an exercise price per share equal to 100% of the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a "change in control," in which case the Option terminates after six months. An Initial Option remains exercisable, notwithstanding the termination of the of the optionee, unless such termination is a result of death or a "change in control," in which case the Initial Option terminates after six months. A "change in control" shall be deemed to have occurred if
(a) a person or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting capital stock of the Company, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. A merger, consolidation, or corporate reorganization in which the owners of the Company's voting stock own 50% or more of the resulting entity's voting stock shall not be considered a "change in control." Notwithstanding the foregoing, a "change in control" shall not have been deemed to have occurred if the Board otherwise directs by resolution adopted prior to the event which would otherwise constitute a "change in control."

Proposed Increase in Number of Shares.

     As of December 31, 1999, 47,500 shares reserved under the Directors Plan were subject to outstanding options and 5,000 options granted under the Directors Plan had been exercised. Options under the Directors Plan are issued automatically, without any Board action, to each new non-employee Board member, upon election, and annually upon re-election. Accordingly, the Board anticipates that the Company will continue to grant options as part of its program to recruit and retain Directors. On September 29, 1999, the Board of Directors of the Company increased the number of shares reserved and authorized for issuance under the Directors Plan from 50,000 to 75,000, subject to shareholder approval. In order to have sufficient shares available, the Board recommends that the approval of the increase in number of shares reserved for issuance under the Directors Plan.

Options Granted from the Directors Plan.

     The following table sets forth as of December 31, 1999, the number of stock options granted to the individuals indicated:

                                                      Total Options
                                                 Granted and Outstanding
                                                 Under the Directors Plan

Dale B. Krieger (former director)  . . . . . . . . . . .   5,000
Harry Edelson (former director)  . . . . . . . . . . . .   5,000
Charles Rees (former director) . . . . . . . . . . . . .   5,000
Tom Hiatt  . . . . . . . . . . . . . . . . . . . . . . .   7,500
Louis Sito . . . . . . . . . . . . . . . . . . . . . . .   5,000
John McKeon  . . . . . . . . . . . . . . . . . . . . . .   5,000
Stan Henry . . . . . . . . . . . . . . . . . . . . . . .  15,000

     Tax Rules. The following is a brief summary of the federal income tax rules currently applicable to stock options that may be granted under the Directors Plan.

     Every option granted under the Directors Plan is a Non-Qualified Stock Option. The grant of a NQSO will have no immediate tax consequences to the grantee or to the Company. Upon the exercise of a NQSO, the grantee will recognize ordinary income (and the Company will generally be entitled to a compensation deduction) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the option exercise price. The grantee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the grantee, and the grantee's holding period will commence on the date the shares are transferred.

     Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a NQSO, any difference between the grantee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

                   MARKET VALUE AND RESALE OF OPTION SHARES

     Market value and tradability of the shares issuable under the Incentive Plan and Directors Plan may be a consideration for some shareholders in evaluating Proposals 5 and 6.

     As of March 3, 2000, 4,122,993 shares of the Company's Common Stock were issued and outstanding. On March 3, 2000, the closing sale price for the Company's Common Stock on the Nasdaq SmallCap Market was $2.875 per share.

     The shares authorized for issuance under Incentive Plan and Directors Plan (including the shares which are subject to approval by the shareholders at the Annual Meeting) are registered under the Securities Act of 1933 and, upon issuance, are freely tradable.

              SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the fiscal year ended December 31, 1999.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Restated Articles of Incorporation (the "Articles") limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Michigan Business Corporation Act. The Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. These provisions eliminate the personal liability of directors in their capacity as directors (but not in their capacity as officers) to the Company and to its shareholders to the fullest extent permitted by Michigan law.

     In addition to the Michigan Business Corporation Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           CERTAIN TRANSACTIONS

     On April 2, 1998, the Company sold to Michael Lynch, a former executive officer, certain assets utilized by the Company in its operations in California, for an aggregate purchase price of $10,000 in cash, 10,000 shares of the Company's Common Stock valued at $1.00 per share, and the assumption of certain leases. The Company believes that this transaction was negotiated at arms' length, given the parties' intention to terminate the employer-employee relationship immediately following the purchase transaction.

     See Proposal 1 (Election of Directors) and Proposal 2 (Approval of Voting Rights for TMC shares) regarding the election of Louis Sito and John McKeon in connection with the initial investment in the Company by TMC.

                                PROPOSAL 7

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of PricewaterhouseCoopers, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desire do so and is expected to be available to respond to appropriate questions.

                    PROPOSALS FOR FISCAL 2000 ANNUAL MEETING

     It is currently anticipated that the annual meeting for the fiscal year ending December 31, 2000 (the "2000 Annual Meeting") will be held in mid-May, 2001 and that the proxy materials for that meeting will be mailed on or about April 15, 2001. Pursuant to SEC Rule 14a-8, shareholders who intend to submit proposals for including in the 2000 Proxy Statement and Proxy for shareholder action at the 2000 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate office no later than December 20, 2000. Additionally, if the Company receives notice of a shareholder proposal after March 3, 2001 it will be considered untimely pursuant to SEC Rule 14a-4 and 14a-5(e) and the persons named in the proxies solicited by the Board of Directors for the 2000 Annual Meeting may exercise discretionary voting power with respect to the proposal.

                                   By Order of the Board of Directors

                                   /s/ Sandra J. Smith

                                   Sandra J. Smith, Secretary

Dated:  April 10, 2000
Grand Rapids, Michigan

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM:
ALTERNATE MARKETING NETWORKS, INC., ATTENTION: SANDRA J. SMITH, CHIEF FINANCIAL OFFICER, ONE IONIA SW, SUITE 300, GRAND RAPIDS, MI 49503.


                       ACQUIRING PERSON STATEMENT

     The Times Mirror Company, a Delaware corporation ("Times Mirror"), hereby submits to Alternate Marketing Networks, Inc., a Michigan corporation (the "Company"), this Acquiring Person Statement (this "Statement") pursuant to
Section 450.1795 of the Michigan Business Corporation Act (the "Act"). As required by that section, this Statement provides the following information, which is for informational purposes only:

1.  The identity of the potential acquiring person is Times Mirror.

2.  This Statement is given pursuant to Chapter 7B--Control Share
Acquisitions--of the Act.

3. As of February 23, 2000, Times Mirror beneficially owned 689,552 shares of common stock of the Company. In addition, as of February 23, 2000, officers of Times Mirror serving on the Board of Directors of the Company held options to purchase an aggregate of 10,000 shares of the common stock of the Company. Other than as set forth above, as of February 23, 2000, Times Mirror did not beneficially own, directly or indirectly, or have the power, directly or indirectly, to direct the exercise of voting power of any voting securities of the Company.

4. As of February 23, 2000, the voting power attributable to Times Mirror (as described in paragraph 3 above) is 16.9% (assuming exercise of the options by the Directors affiliated with Times Mirror). Accordingly, Times Mirror's current ownership is below the first threshold (20%) triggering applicability of Chapter 7B. Times Mirror may decide to purchase additional shares of common stock of the Company (through open-market purchases, privately negotiated transactions or otherwise) that would result in Times Mirror's voting power being between 20% and 45%. Times Mirror may also decide to sell some or all of the shares of Common Stock of the Company that is presently beneficially owns. Times Mirror, however, presently does not have any commitment or intention to acquire or sell any shares of common stock of the Company and may never acquire or sell any such shares.

5. Times Mirror has provided this Acquiring Person Statement to the Company in order to obtain the shareholder approval necessary to afford it voting rights at the Company's upcoming regular annual shareholder meeting. Times Mirror has the financial capability to consummate any future control share acquisition
from its own funds.   As no control share acquisition is currently
contemplated, the specific purposes of any such acquisition cannot be disclosed at this time.